UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

FirstBank NW Corp.
(Exact name of registrant as specified in its charter)

Washington	000-22435	84-1389562
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 16th Avenue, Clarkston, Washington		99403
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (509) 295-51000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors, or Principal Officers, Election of Directors; Appointment of Principal Officers

On December 15, 2004, FirstBank NW Corp. named Sandra T. Powell to its Board of Directors. Ms. Powell is a resident of Spokane, Washington, and is the retired Chief Financial Officer of Potlatch Corporation. Ms. Powell has also been appointed to serve on the audit committee of the Board of Directors of FirstBank NW Corp. and FirstBank Northwest, a subsidiary of the Company. FirstBank Northwest named Sandra T. Powell and Michael F. Reuling to its Board of Directors. Mr. Reuling is a resident of Boise, Idaho and is a self employed real estate consultant. A copy of the release concerning Ms. Powell's & Mr. Reuling's appointment to the Board of Directors is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)       Exhibits

99.1    Press Release of FirstBank NW Corp. dated December 16, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
FIRSTBANK NW CORP.

DATE: December 15, 2004	By: /s/ Clyde E. Conklin
Clyde E. Conklin
President and Chief Executive Officer

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Exhibit 99.1

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FIRSTBANK NW CORP.                                                                                       CONTACT: Larry K. Moxley
1300 16th Avenue                                                                                                                                                 Exec. VP & CFO
Clarkston, WA 99403                                                                                                                                           (509) 295-5100
NEWS RELEASE

FIRSTBANK NW CORP. APPOINTS POWELL TO ITS BOARD OF DIRECTORS,

AND FIRSTBANK NORTHWEST, ITS WHOLLY OWNED SUBSIDIARY, APPOINTS

POWELL AND REULING TO ITS BOARD OF DIRECTORS

CLARKSTON, WA - December 16, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), today announced the appointment of Sandra T. Powell to its Board of Directors and to the Board of Directors of FirstBank Northwest, its wholly owned banking subsidiary. Ms. Powell was also appointed to serve on the audit committee of the Board of Directors of FirstBank NW Corp. and FirstBank Northwest. Mr. Michael F. Reuling was appointed to serve on the Board of Directors of FirstBank Northwest. Ms. Powell and Mr. Reuling will replace retiring bank board members, Mr. Robert S. Coleman and Mr. William J. Larson; and Ms. Powell will replace Mr. Coleman on the holding company board. Messrs. Coleman and Larson will serve on the Board of Directors of FirstBank Northwest and FirstBank NW Corp. until March 31, 2005. The Board of Directors has authorized additional board positions on a temporary basis in order to accommodate the overlapping time frames.

Board Chairman, Steve R. Cox noted that the additions accommodate the Board's objectives of geographic diversification within the Bank's market area and the fulfillment of an audit committee financial expert under the Sarbanes-Oxley Act.

Ms. Powell's term will begin January 1, 2005. She is a resident of Spokane, Washington and retired from Potlatch Corporation as Chief Financial Officer in March 2000. Ms. Powell has also served in various executive management roles responsible for financial services, treasurer, investor relations, and budgeting for Potlatch Corporation.

Mr. Reuling's term will begin January 1, 2005. He is a resident of Boise, Idaho and is a self employed real estate consultant. Formerly, Mr. Reuling worked for Albertsons, Inc. in various executive management roles responsible for real estate, store development, information technology, human resources and finance. Mr. Reuling retired from Albertsons, Inc. in 2001.

"Ms. Powell and Mr. Reuling will bring knowledge to the Board from Spokane, Washington and Boise, Idaho, which are key market areas for our Bank", said Clyde E. Conklin, President and Chief Executive Officer. Chairman Cox recognized the contribution of Directors Coleman and Larson, "Mr. Coleman has served on the Board of Directors since January 1978, and Mr. Larson since January 1973. They have served our shareholders and our customers during a time of rapid change for FirstBank. We thank them and wish them well in their retirement."

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

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FBNW's Appointment of Directors
December 16, 2004
Page Two

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

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